EXHIBIT 10.540

EXECUTION COPY

LICENSE AGREEMENT MODIFICATION

This License Agreement Modification is made this 15th day of November, 2007 by and between The Inland Real Estate Group, Inc., an Illinois corporation (“Licensor”) and Inland Western Retail Real Estate Trust, Inc., a Corporation, a Maryland corporation (“Licensee”).

RECITALS

WHEREAS, Licensor and Licensee entered into a License Agreement (the “License”) dated as of March 5, 2003 in which Licensor licensed to Licensee, on a non-exclusive basis, among other things, the logo which is attached as Exhibit A (the “Green Ball Logo”) and the name Inland Western Retail Real Estate Trust, Inc. (the “IWRRETI Name”);

WHEREAS, the Licensee has requested that it be allowed to exclusively use the Green Ball Logo and IWRRETI Name;

WHEREAS, Licensor is willing to exclusively license the Green Ball Logo and IWRRETI Name to Licensee subject to the rights of Licensor and its affiliates to use the Green Ball Logo and IWRRETI Name in general marketing and communication relating to The Inland Real Estate Group of Companies, Inc.;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties, intending to be bound, agree to the foregoing and as follows:

Licensor and Licensee agree to modify the License to grant Licensee an exclusive license to use the Green Ball Logo and IWRRETI Name subject to the rights of Licensor and its affiliates to use the Green Ball Logo and IWRRETI Name in general marketing and communication relating to The Inland Real Estate Group of Companies, Inc.

Licensor: The Inland Real Estate Group, Inc., an Illinois corporation By:_____________________________ Its:_____________________________	Licensee: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation By:_____________________________ Its:_____________________________

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